                                                                       EXHIBIT 1

                               2,000,000 SHARES
                             THOMAS NELSON, INC.
                                 COMMON STOCK
                            UNDERWRITING AGREEMENT
                                (U.S. version)


                                July __, 1995



PAINEWEBBER INCORPORATED
MERRILL LYNCH & CO.
J.C. BRADFORD & CO.
  As Representatives of the several U.S. Underwriters
  c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York  10019

Dear Sirs:

                 Thomas Nelson, Inc., a Tennessee corporation (the "Company") proposes to sell an aggregate of 2,000,000 shares (the "Firm U.S. Firm Shares") of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), to you and to the other underwriters named in Schedule I (collectively, the "U.S. Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other U.S. Underwriters an option (the "U.S. Option") to purchase up to an additional 375,000 shares of Common Stock (the "U.S. Option Shares") on the terms and for the purposes set forth in Section 1 (b). The Firm U.S. Firm Shares and the U.S. Option Shares are hereinafter collectively referred to as the "U.S. Firm Shares" and the International Shares (as hereinafter defined) and the U.S. Firm Shares are referred to collectively herein as the "Shares."

                 It is understood that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of 500,000 shares of Common Stock, through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters"), for whom PaineWebber Intentional (U.K.) Ltd. and Merrill Lynch International Limited are acting as lead managers (the "Managers"), in connection with the offering and the sale of such shares of Common Stock outside the United States and Canada to persons other than United States or Canadian Persons. The U.S. Underwriters and International Underwriters are referred to herein collectively as the "Underwriters". As used herein, "United States or

Canadian Person" means any individual who is resident in the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or Canada or any political subdivision thereof (other than the foreign branch of any United States or Canadian Person) and includes any United States or Canadian branch of a person other than a United States or Canadian Person.

                 The U.S. Underwriters have entered into an agreement with the International Underwriters (the "Agreement Between U.S. Underwriters and International Underwriters") contemplating the coordination of certain transactions between the U.S. Underwriters and the International Underwriters and any such transactions between the U.S. Underwriters and the International Underwriters shall be governed by the Agreement Between U.S. Underwriters and International Underwriters and shall not be governed by terms of this Agreement.

                 The initial public offering price per share for the U.S. Firm Shares and the purchase price per share for the U.S. Firm Shares to be paid by the several U.S. Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several U.S. Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Firm Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement. The purchase price per share to be paid by the several International Underwriters and the initial public offering price per share for the International Shares shall be identical to the purchase price per share to be paid by the several U.S. Underwriters and the initial public offering price per share, for the U.S. Firm Shares hereunder, respectively.

                 The Company confirms as follows its agreements with the Representatives and the several other U.S. Underwriters.

                 1.       Agreement to Sell and Purchase.

                          (a)     On the basis of the representations,
warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each U.S. Underwriter named below, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company in accordance with Section 1(c) or 1(d) and set forth in the Price Determination Agreement, the number of Firm U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in
Schedule I, plus such additional number of Firm U.S. Firm Shares which such U.S. Underwriter may become obligated to purchase pursuant to Section 8 hereof. If the





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Company elects to rely on Rule 430A (as defined), Schedule I may be attached to the Price Determination Agreement.

                          (b)     Subject to all the terms and conditions of
this Agreement, the Company grants the U.S. Option to the several U.S. Underwriters to purchase, severally and not jointly, up to 375,000 U.S. Option Shares from the Company at the same price per share as the U.S. Underwriters shall pay for the Firm U.S. Firm Shares. The U.S. Option may be exercised only to cover over-allotments in the sale of the Firm U.S. Firm Shares by the U.S. Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement) upon written or telegraphic notice (the "U.S. Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least [two and no more than five] business days before the date specified for closing in the U.S. Option Shares Notice (the "U.S. Option Closing Date") setting forth the aggregate number of U.S. Option Shares to be purchased and the time and date for such purchase. On the U.S. Option Closing Date, the Company will issue and sell to the U.S. Underwriters the number of U.S. Option Shares set forth in the U.S. Option Shares Notice, and each U.S. Underwriter will purchase such percentage of the U.S. Option Shares as is equal to the percentage of Firm U.S. Firm Shares that such U.S. Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

                          (c)     If the Company has elected not to rely on
Rule 430A, the initial public offering price per share for the Firm U.S. Firm Shares and the purchase price per share for the Firm U.S. Firm Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

                          (d)     If the Company has elected to rely on Rule
430A, the initial public offering price per share for the Firm U.S. Firm Shares and the purchase price per share for the Firm U.S. Firm Shares to be paid by the several U.S. Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

                 2. Delivery and Payment. Delivery of the Firm U.S. Firm Shares shall be made (either physically or via Depository Trust Company transfer) to the Representatives for the accounts of the U.S. Underwriters against payment of the purchase price by certified or official bank check in New York Clearing House (next-day) funds to the order of the Company at the office of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third





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Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third business day after the date on which the first bona fide offering of the U.S. Firm Shares to the public is made by the U.S. Underwriters, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the U.S. Underwriters (such date is hereinafter referred to as the "Closing Date").

                 To the extent the U.S. Option is exercised, delivery of the U.S. Option Shares against payment by the U.S. Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the U.S. Option Shares Notice.

                 Certificates evidencing the U.S. Firm Shares, if any, shall be in definitive form and shall be registered in such names and in such denominations as the U.S. Underwriters shall request at least two business days prior to the Closing Date or the U.S. Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the U.S. Firm Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the U.S. Option Closing Date, as the case may be.

                 The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm U.S. Firm Shares and U.S. Option Shares by the Company to each of the U.S. Underwriters shall be borne by the Company. The Company will pay and save each U.S. Underwriter and any subsequent holder of the U.S. Firm Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such U.S. Underwriter of the Firm U.S. Firm Shares and U.S. Option Shares.

                 3.       Representations and Warranties of the Company.

                 The Company represents, warrants and covenants to each U.S. Underwriter that:

                          (a)     The Company meets the requirements for use of
Form S-3 and a registration statement (Registration No. 33-         ) on Form
S-3 relating to the U.S. Firm Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The registration statement contains the forms of two preliminary prospectuses to be used in connection with the offering and sale of the Shares: a United





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States preliminary prospectus (the "U.S. Preliminary Prospectus") relating to the U.S. Firm Shares and an international preliminary prospectus relating to the International Shares (the "International Preliminary Prospectus"; the U.S. Preliminary Prospectus and the International Preliminary Prospectus are referred to collectively herein as the "preliminary prospectus"). The International Preliminary Prospectus is identical to the U.S. Preliminary Prospectus, except for differences in the outside front cover page, the back cover page and the text of the section headed "Underwriting" and except for the inclusion in the International Preliminary Prospectus of a section headed "United States Taxation of Foreign Shareholders." The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments, copies of each related U.S. Preliminary Prospectus have been delivered to each of the Representatives and copies of each related International Preliminary Prospectus have been delivered to the Managers. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means, collectively, (i) a prospectus relating to the U.S. Firm Shares (the "U.S. Prospectus") and (ii) a prospectus relating to the International Shares (the "International Prospectus"), in the respective forms they are first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the forms of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be.

                          (b)     On the Effective Date, the date the
Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto up to and including the Closing Date and, if later, the U.S. Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all





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statements required to be stated therein in accordance with the Act, the
Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the U.S. Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary, to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any U.S. Underwriter furnished in writing to the Company by or on behalf of any Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information relating to any U.S. Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the U.S. Firm Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                          (c)     The documents which are incorporated by
reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

                          (d)     The only subsidiaries (as defined in the
Rules and Regulations) of the Company which are material to the operations, business or financial condition of the Company and its subsidiaries taken as a whole are the subsidiaries listed on Exhibit B hereto (the "subsidiaries").
The Company and each of its subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by, it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities





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conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary and where the failure to so qualify would have a material adverse effect upon the Company. Except for the stock of the subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the charter or certificate of incorporation and of the by-laws of the Company and each of its subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the U.S. Option Closing
Date.

                          (e)     The outstanding shares of Common Stock have
been, and the U.S. Firm Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully, paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations.

                          (f)     The financial statements and schedules
included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

                          (g)     The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (h)     Subsequent to the respective dates as of
which information is





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given in the Registration Statement and the Prospectus and prior to the Closing
Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been any material change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                          (i)     The Company is not an "investment company" or
an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                          (j)     Except as set forth in the Registration
Statement and the Prospectus, there are no actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign which are pending, or to the knowledge of the Company threatened, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

                          (k)     The Company and each of its subsidiaries has
(i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not in default, under any material contract or other instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its subsidiaries, no other party under any material contract or other material instrument to which it is a party is in default in any material respect thereunder. Neither the Company nor any of its subsidiaries is in violation of any provision of its charter or certificate of incorporation or by-laws.

                          (l)     No consent, approval, authorization or order
of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the U.S. Underwriters of the U.S. Firm Shares.

                          (m)     The Company has full corporate power and
authority to enter





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into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof except that no representation is being made with respect to the enforceability under the Act or the Rules and Regulations of any indemnification provisions contained in this Agreement. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or certificate of incorporation or by-laws of the Company or any of its subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

                          (n)     The Company and each of its subsidiaries has
good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its subsidiaries. The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries.

                          (o)     There is no document or contract of a
character required to be described in or incorporated into the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof.

                          (p)     No statement, representation, warrant, or
covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                          (q)     Neither the Company nor any of its directors,
officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has





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constituted, stabilization or manipulation of the price of any security of the
Company to facilitate the sale or resale of the U.S. Firm Shares.

                          (r)     No holder of securities of the Company has
rights to the registration of any securities of the Company because of the filing of the Registration Statement.

                          (s)     The Company owns or possesses adequate
licenses or other rights to use all of the trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and rights without which there would be a materially adverse impact on the business of the Company as described in, or contemplated by the Prospectus and without any known conflict with the rights of others.

                          (t)     Neither the Company nor any of its
subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                          (u)     Neither the Company nor any of its
subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                 4.       Agreements of the Company.

                 The Company agrees with the several U.S. Underwriters as follows:

                          (a)     The Company will not, either prior to the
Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the U.S. Firm Shares by an U.S. Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the U.S. Underwriters shall not have objected thereto in good faith.

                          (b)     The Company will use its best efforts to
cause the Registration Statement to become effective. The Company will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the





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Company makes any statement made in the Registration Statement or the
Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

                          (c)     The Company will furnish to each of the
Representatives without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

                          (d)     The Company will comply with all the
provisions of any undertakings contained in the Registration Statement.

                          (e)     On the Effective Date, and thereafter from
time to time, the Company will deliver to each of the U.S. Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the U.S. Underwriters and by all dealers to whom the U.S. Firm Shares may be sold, both in connection with the offering or sale of the U.S. Firm Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the U.S. Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the U.S. Underwriters, without charge, such number of copies thereof as they may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the U.S. Firm Shares by the U.S. Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

                          (f)     Prior to any public offering of the U.S. Firm
Shares by the U.S. Underwriters, the Company will cooperate with the Representatives and their counsel in connection with the registration or qualification of the U.S. Firm Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                          (g)     During the period of five years commencing on
the Effective Date, the Company will furnish to each of the Representatives copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other U.S. Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                          (h)     The Company will make generally available to
holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of
Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                          (i)     Whether or not the transactions contemplated
by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses (excluding fees and expenses of the U.S. Underwriters counsel, except as specifically or provided herein) incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the U.S. Firm Shares, (3) the printing of this Agreement, any Agreement Among U.S. Underwriters, any Dealer Agreements and any U.S. Underwriters' Questionnaire,
(4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the U.S. Firm Shares by the U.S. Underwriters or by dealers to whom U.S. Firm Shares may be sold, (5) the listing of the U.S. Firm Shares on the New York Stock Exchange (6) any filings required to be made by the U.S. Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the U.S. Underwriters in connection therewith, (7) the registration or qualification of the U.S. Firm Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to
Section 4(f), including the fees, disbursements and other charges of counsel to the U.S. Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and (9) the transfer agent for the U.S. Firm Shares, it being understood, however, that except as provided in Section 2, Section 4(j),
Section 6 and this Section 4(i), the U.S. Underwriters shall pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the shares by them.

                          (j)     If this Agreement shall be terminated by the
Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several U.S. Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the U.S. Underwriters) reasonably incurred by them in connection herewith.

                          (k)     The Company will not at any time, directly or
indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock or Class B Common Stock, par value $1.00 per share (the "Class B Common Stock") of the Company, to facilitate the sale or resale of any of the U.S. Firm Shares.

                          (l)     The Company will apply the net proceeds from
the offering and sale of the U.S. Firm Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds".

                          (m)     The Company will not, and will cause its
directors and its executive officers to enter into agreements with the Representatives to the effect that they will not, for a period of 90 days after the commencement of the public offering of the U.S. Firm Shares without the prior written consent of the U.S. Underwriters, sell, contract to sell or otherwise dispose of any shares of Common Stock, Class B Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).

                 5.       Conditions of the Obligations of the U.S.
Underwriters.

                 In addition to the execution and delivery of the Price Determination Agreement, the obligations of each U.S. Underwriter hereunder are subject to the following conditions:

                          (a)     Notification that the Registration Statement
has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

                          (b)     (i) No stop order suspending the
effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or to the knowledge of the U.S. Underwriters or of the Company threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the U.S. Firm Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or to the knowledge of the U.S. Underwriters or of the Company threatened or contemplated by the Commission of the authorities of any such jurisdiction which in the good faith judgment of the U.S. Underwriters would make it impracticable to market the U.S. Firm Shares, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the U.S. Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                          (c)     Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which is not set forth in the Registration Statement and the Prospectus if in the good faith judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the U.S. Firm Shares by the U.S. Underwriters at the public offering price.

                          (d)     Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which an unfavorable ruling, decision or finding in such litigation or proceeding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations.

                          (e)     Each of the representations and warranties of
the Company contained herein shall be true and correct in all respects at the Closing Date and, with respect to the U.S. Option Shares, at the U.S. Option Closing Date, as if made at the Closing Date and, with respect to the U.S. Option Shares, at the U.S. Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the

Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the U.S. Option Shares, at or prior to the U.S. Option Closing Date, shall have been duly performed, fulfilled or complied with.

                          (f)     The Representatives shall have received an
opinion, dated the Closing Date and with respect to the U.S. Option Shares, the U.S. Option Closing Date, and satisfactory in form and substance to counsel for the U.S. Underwriters, from Bass, Berry & Sims, counsel to the Company, to the effect set forth in Exhibit C.

                          (g)     The Representatives shall have received an
opinion, dated the Closing Date and with respect to the U.S. Option Shares, dated the U.S. Option Closing Date, from Shereff, Friedman, Hoffman & Goodman, LLP, counsel to the U.S. Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

                          (h)     Concurrently with the execution and delivery
of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Representatives shall have received from the Accountants a signed letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, to the effect that they are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and their opinion that the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and will set forth certain agreed upon procedures and the results thereof with respect to certain financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein as the Representatives may reasonably request. At the Closing Date and, as to the U.S. Option Shares, the U.S. Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the U.S. Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the U.S. Option Closing Date.

                          (i)     Concurrently with the execution and delivery
of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date and, as to the U.S. Option Shares, the U.S. Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the U.S. Underwriters, to the effect that:

                                  (i)      Each signer of such certificate has
carefully, examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary, in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the U.S. Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and as to which an appropriate amendment or supplement to the Prospectus has not been filed, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                                  (ii)     Each of the representations and
warranties of the Company, contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                                  (iii)    Each of the covenants required
herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied within all material respects.

                          (j)     The U.S. Firm Shares shall be qualified for
sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the U.S. Option Closing Date.

                          (k)     The Company shall have furnished to the
Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the U.S. Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the U.S. Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the U.S. Underwriters.

                          (l)     The closing of the purchase and sale of the
International Shares pursuant to the International Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the U.S. Firm Shares hereunder; provided however, that this condition shall not apply if the failure of such closing is due to defaulting Underwriters referred to in
Section 8 of this Agreement and Section 8 of the International Underwriting

Agreement and the number of U.S. Firm Shares and International Firm Shares such defaulting Underwriters agreed but failed or refused to purchase is less than one-tenth of the aggregate amount of U.S. Firm Shares and International Firm Shares.

                 6.       Indemnification.

                          (a)     The Company will indemnify, and hold harmless
each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person, if any, who controls each U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the U.S. Firm Shares in the public offering to any person by any U.S. Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any U.S. Underwriter furnished in writing to the Company by any of the Representatives on behalf of the U.S. Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have. The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased U.S. Firm Shares (or any person controlling such U.S. Underwriter) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such U.S. Firm Shares to such person and if delivery of the Prospectus (as so amended or supplemented) to such person, would have cured the defect giving rise to such loss, claim, damage or liability.

                          (b)     Each U.S. Underwriter will indemnify and hold
harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any U.S. Underwriter furnished in writing to the Company by the Representatives on behalf of such U.S. Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity, will be in addition to any liability that each U.S. Underwriter might otherwise have.

                          (c)     Any party that proposes to assert the right
to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                          (d)     In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the U.S. Underwriters, the Company and the U.S. Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the U.S. Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the U.S. Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the U.S. Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no U.S. Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this
Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                          (e)     The indemnity and contribution agreements
contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the U.S. Underwriters, (ii) acceptance of any of the U.S. Firm Shares and payment therefor or (iii) any termination of this Agreement.

                 7.       Termination.

                 The obligations of the several U.S. Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the U.S. Option Shares, on or prior to the U.S. Option Closing
Date), by notice to the Company from the Representatives, without liability on the part of any U.S. Underwriter to the Company, if, prior to delivery and payment for the U.S. Firm Shares (or the U.S. Option Shares, as the case may be) in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority,
(iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the U.S. Firm Shares on the terms and in the manner contemplated by the Prospectus.

                 8.       Substitution of U.S. Underwriters.

                 If any one or more of the U.S. Underwriters shall fail or refuse to purchase any of the Firm U.S. Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm U.S. Firm Shares which such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm U.S. Firm Shares, the other U.S. Underwriters shall be obligated, severally, to purchase the Firm U.S. Firm Shares which such defaulting U.S. Underwriter agreed but failed or refused to purchase in the proportions which the number of Firm U.S. Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm U.S. Firm Shares which all such nondefaulting U.S. Underwriters have so agreed to purchase, or in such other proportions as the Representatives shall specify; provided that in no event shall the maximum number of Firm U.S. Firm Shares which any U.S. Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm U.S. Firm Shares agreed to be purchased by such U.S. Underwriter without the prior written consent of such U.S. Underwriter. If any U.S. Underwriter shall fail or refuse to purchase any Firm U.S. Firm Shares and the aggregate number of Firm U.S. Firm Shares which such defaulting U.S. Underwriter agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm U.S. Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm U.S. Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting U.S. Underwriters or the Company for the purchase or sale of any U.S. Firm Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

                 9.       U.S. and Canadian Distribution.

                 Each U.S. Underwriter represents and agrees that except for
(x) sales between the U.S. Underwriters and the International Underwriters pursuant to Section 1 of the Agreement Between U.S. and International Underwriters and (y) stabilization transactions contemplated in Section 3 thereof conducted as part of the distribution of the Shares, (i) it is not purchasing any of the U.S. Firm Shares for the account of anyone other than a United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Firm Shares or distribute any prospectus relating to the U.S. Firm Shares outside the United States or Canada to anyone other than a United States or Canadian Person and will agree that it will not offer or resell such U.S. Firm Shares directly or indirectly outside the United States or Canada or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

                 The U.S. Underwriters further confirm that in determining their net commitment for short account pursuant to Section 7 of the Amended and Restated Master Agreement Among Underwriters dated as of June 11, 1984, there shall be subtracted any Shares purchased for such U.S. Underwriter's account pursuant to Section 1 of the Agreement Between U.S. and International Underwriters.

                 10.      Miscellaneous.

                 Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Nelson Place at Elm Hill Pike, P.O. Box 141000, Nashville, Tennessee 37214-1000, Attention:
Mr. Joe L. Powers, Vice President, Secretary and Treasurer or (b) if to the U.S. Underwriters, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                 This Agreement has been and is made solely for the benefit of the U.S. Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and except as set forth in the International Underwriting Agreement, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of U.S. Firm Shares from any of the several U.S. Underwriters.

                 Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                 This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 The Company and the U.S. Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company and the several U.S. Underwriters.

                                          Very truly yours,

                                          THOMAS NELSON, INC.



                                          By: __________________________________
                                              Name:
                                              Title:

Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
MERRILL LYNCH & CO.
J.C. BRADFORD & CO.

By:  PAINEWEBBER INCORPORATED


By:  _____________________________________
      Name:
      Title:

By:  MERRILL LYNCH & CO.


By:  _____________________________________
      Name:
      Title:


By:  J.C. BRADFORD & CO.


By:  _____________________________________
      Name:
      Title:

                                  SCHEDULE I

                               U.S. Underwriters




                                                                                         Principal Amount
                                                                                         of Firm U.S. Firm
                         Name                                                            Shares
                         ----                                                            To Be Purchased
                                                                                         -----------------
                         PaineWebber Incorporated  . . . . . . . . . . . . . . . . .

                         Merrill Lynch & Co. . . . . . . . . . . . . . . . . . . . .

                         J.C. Bradford & Co. . . . . . . . . . . . . . . . . . . . .
                                                                                         ---------
                                  Total  . . . . . . . . . . . . . . . . . . . . . .     2,000,000
                                                                                         =========

                                                                       EXHIBIT A

                              THOMAS NELSON, INC.

                              ___________________


                       U.S. PRICE DETERMINATION AGREEMENT


                                                                   July __, 1995

PAINEWEBBER INCORPORATED
MERRILL LYNCH & CO.
J.C. BRADFORD & CO.
  As Representatives of the several U.S. Underwriters
  c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York  10019

Dear Sirs:

                 Reference is made to the U.S. Underwriting Agreement, dated July __, 1995 (the "U.S. Underwriting Agreement"), among Thomas Nelson, Inc., a Tennessee corporation (the "Company") and the several U.S. Underwriters named in Schedule I thereto or hereto (the "U.S. Underwriters"), for whom PaineWebber Incorporated, Merrill Lynch & Co. and J.C. Bradford & Co. are acting as representatives (the "Representatives"). The U.S. Underwriting Agreement provides for the purchase by the U.S. Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 2,000,000 shares (the "Firm U.S. Firm Shares") of the Company's common stock, par value $1.00 per share. This Agreement is the Price Determination Agreement referred to in the U.S. Underwriting Agreement.

                 Pursuant to Section 1 of the U.S. Underwriting Agreement, the Company agrees with the Representatives as follows:

                 1. The initial public offering price per share for the Firm U.S. Firm Shares shall be $_________.

                 2. The purchase price per share for the Firm U.S. Firm Shares to be paid by the several U.S. Underwriters shall be $_________ representing an amount equal to the initial public offering price set forth above, less $_________ per share.

                 The Company represents and warrants to each of the U.S. Underwriters that the representations and warranties of the Company set forth in Section 3 of the U.S. Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

                 As contemplated by the U.S. Underwriting Agreement, attached as Schedule I is a complete list of the several U.S. Underwriters, which shall be a part of this Agreement and the U.S. Underwriting Agreement.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                 If the foregoing is in accordance with your understanding of the agreement among the U.S. Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the U.S. Underwriting Agreement shall be a binding agreement among the U.S. Underwriters and the Company in accordance with its terms and the terms of the U.S. Underwriting Agreement.

                                            Very truly yours,

                                            THOMAS NELSON, INC.



                                            By: _______________________________
                                                Name:
                                                Title:


Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
MERRILL LYNCH & CO.
J.C. BRADFORD & CO.
  Acting on behalf of themselves and as
  the Representatives of the other
  several U.S. Underwriters named in
  Schedule I hereof.

By:  PAINEWEBBER INCORPORATED


By:  _____________________________________
      Name:
      Title:

By:  MERRILL LYNCH & CO.


By:  _____________________________________
      Name:
      Title:

By:  J.C. BRADFORD & CO.


By:  _____________________________________
      Name:
      Title:

                                                                       EXHIBIT B



                                  SUBSIDIARIES


Name                                                               % Owned
- ----                                                               -------
Word Incorporated                                                    100

Nelson/Word, Ltd. (U.K.)                                             100

Word DMS Partners, LP                                                100

Word Communications, Ltd.                                            100

TNI Cassette Corp.                                                   100

Editorial Caribe, Inc.                                               100

PPC, Inc.                                                            100

American Bible Company, Inc.                                         100

Morningstar Radio Network, Inc.                                       80

                   Form of opinion of counsel to the Company

                                   EXHIBIT C

                 1. The Company and each of the subsidiaries listed on Exhibit B to the Agreement is a corporation duly organized, validly, existing and in good standing under the laws of the jurisdiction of its incorporation, is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary and where the failure to so qualify would have a material adverse effect on the Company, has full corporate power and authority to conduct all the activities conducted by it and known to us, to own or lease all the material assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and to the best of our knowledge has all governmental licenses, permits, consents, orders, approvals and other authorizations which are material to the ability of the Company to carry on its business as contemplated in the Prospectus. All references to the Company's subsidiaries in this opinion shall be limited to the subsidiaries of the Company listed on Exhibit B to the Agreement. The Company is the sole record and beneficial owner of all of the capital stock of each of its subsidiaries.

                 2. The outstanding shares of Common Stock have been, and the Shares will be, when they are issued or sold to and paid for by the Underwriters in accordance with the terms of the Agreement, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right arising by law or to the best of our knowledge, any other preemptive or similar right.

                 3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required (a) in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, (b) in connection with the execution, delivery and performance of the Agreement by the Company or (c) in connection with the taking by the Company of any action contemplated thereby [or, if so required, all such consents, approvals, authorizations and orders, [specifying the same] have been obtained and are in full force and effect], except such as have been obtained under the Act and the Rules and Regulations and such as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares and except such as will not, if not obtained, have a material adverse effect on the transactions contemplated by the Agreement.

                 4. The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The description of the Common Stock contained in the Prospectus conforms to the terms thereof contained in the Company's charter.

                 5. The Registration Statement and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed) comply or complied in all material respects as to form with the requirements of the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial and statistical data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

                 6. We have participated in the preparation of the Registration Statement and the Prospectus and nothing has come to our attention which has caused us to believe that, both as of the Effective Date and as of the Closing Date and the U.S. Option Closing Date, either the Registration Statement or the Prospectus, or any amendment or supplement thereto including any documents incorporated by reference into the Prospectus, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made (except that we express no opinion as to financial statements, schedules and other financial or statistical data contained in the Registration Statement or the Prospectus or incorporated by reference therein).

                 7. The Registration Statement has become effective under the Act and to the best of our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

                 8. We have reviewed all contracts or other documents referred to in the Registration Statement and the Prospectus and such contracts or other documents are fairly summarized or disclosed therein and filed as exhibits thereto as required, and, after due inquiry, we do not know of any contracts or other documents required to be so summarized or disclosed or filed or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein which have not been so summarized or disclosed or filed.

                 9. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown.

                 10. The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, and subject to applicable bankruptcy laws and general equitable principles is enforceable against the Company in accordance with the terms thereof.

                 11. The execution and delivery of the Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its subsidiaries, any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other material agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which it or any of its properties is bound or any judgment, ruling, decree or order known to us of any court or other governmental agency or body or statute, rule or regulation applicable to the business or properties of the Company or any of its subsidiaries (except that we express no opinion as to the securities or Blue Sky laws of any jurisdiction other than the United States).

                 12. Upon payment for and delivery of the Shares with all necessary endorsements in accordance with the terms of the Agreement, and assuming the Underwriters are acquiring the Shares in good faith without notice of any adverse claim, the Underwriters will be the owners of the Shares, free and clear of any adverse claim.

                 13. To the best of our knowledge there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or their respective properties or any of its subsidiaries, or any of their respective officers in their capacities as such, before or by any Federal or state or foreign court, commission, regulatory body, administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations, except as set forth in or contemplated by the Registration Statement and the Prospectus.

                 14. To the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or certificate of incorporation, by-laws or other charter documents or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any material obligation, agreement or condition contained in any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other material agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which it or its properties is bound and neither the Company nor any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit known to us or any statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries, where such violation or default might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries.

                 15. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact, upon certificates of officers of the Company and of government officials.